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                     HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                      EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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                                            For the                         For the
                                      Thirteen Weeks Ended          Thirty-Nine Weeks Ended
                                   Sept.29,         Sept.30,        Sept.29,       Sept.30,
                                     1995             1994            1995           1994
                                     ----            -----            ----           ----

PRIMARY

 Net income applicable to
   common stock                  $    319,408   $     955,466   $    1,787,384   $  1,655,985
                                 ------------   -------------   --------------   ------------


 Weighted average shares:
   Average shares outstanding       6,217,142       6,405,418        6,227,563      6,461,502
    Dilutive stock options
    based upon application
    of the treasury stock
    method using average
    market price                       14,464          18,538           15,848         10,796
                                 ------------   -------------   --------------   ------------


      Total shares                  6,231,606       6,423,956        6,243,411      6,472,298
                                 ============   =============   ==============   ============

 Net income per share            $       0.05   $        0.15   $         0.29   $       0.26
                                 ============   =============   ==============   ============


FULLY DILUTED

 Net income applicable to
   common stock                  $    319,408   $     955,466   $    1,787,384   $  1,655,985
                                 ------------   -------------   --------------   ------------


 Weighted average shares:
   Average shares outstanding       6,217,142       6,405,418        6,227,563      6,461,502
    Dilutive stock options
    based upon application of
    the treasury stock method
    using market price at end
    of period or average market
    price, if greater                  14,560          18,732           16,203         12,685
                                 ------------   -------------   --------------   ------------


      Total shares                  6,231,702       6,424,150        6,243,766      6,474,187
                                 ============   =============   ==============   ============

 Net income per share            $       0.05   $        0.15   $         0.29   $       0.26
                                 ============   =============   ==============   ============



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